                                                                                        Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, TO THE EXTENT REQUIRED, ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

CONVERTIBLE PROMISSORY NOTE

HORIZON FUEL CELL TECHNOLOGIES PTE LTD.

Due November 18, 2007

U.S. $5,000,000 October 19, 2007

Horizon Fuel Cell Technologies Pte Ltd., a company limited by shares duly organized and existing under the laws of the Republic of Singapore (herein referred to as the “Company”) for value received, hereby promises to pay to Millennium Cell Inc. or its permitted assigns (the “Holder”), the principal sum of FIVE MILLION U.S. DOLLARS ($5,000,000) (the “Principal Amount”) on November 18, 2007 (subject to acceleration as provided herein, the “Maturity Date”) in the manner set forth herein.

PREAMBLE

WHEREAS, on the date hereof, the Company and the Holder have entered into a Securities Purchase and Sale Agreement (the “Agreement”), whereby (i) the Holder has agreed to issue to the Company a number of shares of the Holder’s common stock, par value $0.001 per share with an agreed value of U.S. $5,000,000 and (ii) the Company has agreed to issue to the Holder and the Holder has agreed to accept this Convertible Promissory Note (this “Note”) which, subject to the Horizon Shareholder Approval, shall be automatically convertible into a number of the Company’s ordinary shares of S$1.00 each in the share capital (“Horizon Ordinary Shares”) with an agreed value of U.S. $5,000,000;

WHEREAS, the issuance by the Company of the Horizon Ordinary Shares to the Holder upon conversion of this Note requires the Horizon Shareholder Approval; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Section 1                      Payment of Principal Amount.  The Principal Amount shall be payable in full on the Maturity Date, unless the Conversion Date occurs on or prior to the Maturity Date.  All sums payable hereunder shall be payable in lawful money of the United States of America, to the Holder.  If any withholding or other taxes are imposed on the payment of any sums hereunder, the Company shall pay such additional amounts to the Holder as are necessary for the Holder to receive the entire Principal Amount.

Section 2                      Automatic Conversion of Note into Horizon Shares.  This Note shall automatically, and without action on the part of the Holder, be converted into an aggregate of 33,740 Horizon Ordinary Shares (which number of Horizon Ordinary Shares is subject to ratable adjustment for any stock split, stock dividend, reverse stock split, subdivision, combination, capital reorganization or reclassification, or any other similar change in the capitalization of the Company effected during the period commencing on the date hereof and ending on the Conversion Date (as defined below)) (the “Horizon Shares”) on the date the Horizon Shareholder Approval is obtained (the “Conversion Date”), provided that the Conversion Date occurs on or prior to the Maturity Date.  As promptly as practicable after the Conversion Date, but in no event later than five (5) Business Days after the later of (x) the Conversion Date and (y) the date upon which the Holder shall have delivered to the Company such documents as the Company shall have reasonably requested from the Holder which are necessary to register the Holder as a shareholder of the Company (such date, the “Settlement Date”) (i) the Company shall issue to the Holder a certificate representing the Horizon Shares registered in the name of the Holder and endorsed with the legend referenced in Section 3.8 of the Agreement and (ii) the Holder shall surrender this Note to the Company for cancellation.  Notwithstanding the foregoing, as of the Conversion Date, the right of the Holder to receive the Principal Amount shall cease and the Holder shall be deemed to have become the holder of record of the Horizon Shares.  The Company covenants that it will (i) at all times reserve and keep available out of its authorized share capital, a sufficient number of Horizon Ordinary Shares for issuance upon conversion of this Note, (ii) upon issuance of the Horizon Shares on the Settlement Date, the Horizon Shares will be duly and validly issued, fully paid and nonassessable, (iii) use its reasonable best efforts to obtain the Horizon Shareholder Approval as soon as practicable after the date hereof and (iv) notify the Holder in writing (or via email transmission) promptly after the receipt of the Horizon Shareholder Approval.

Section 3                      Events of Default.

(a)           Either of the following shall constitute an “Event of Default” under this Note:

(i)           a decree or order by a court of competent jurisdiction shall have been entered adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any applicable law; or a decree or order of a court of competent jurisdiction shall have been entered appointing a receiver, liquidator, sequestrator, trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or all or a major part of its property, or for the winding-up or liquidation of its affairs; or

(ii)           the Company shall institute proceedings under any applicable law to be adjudicated a bankrupt, or shall consent to the institution of any such proceedings against it, or shall file a petition or consent seeking reorganization under any applicable law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, sequestrator, trustee or assignee (or other similar official) in bankruptcy or insolvency of it or all or a major part of its property, or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall take corporate action directed toward any such action.

(b)  Whenever any Event of Default shall have occurred and be continuing the Holder may declare, by notice in writing to the Company, the entire unpaid Principal Amount to be immediately due and payable, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Note to the contrary notwithstanding; and the Holder shall be entitled in its discretion to proceed to protect and enforce its rights by any lawful means.

(c)  From and after the Maturity Date, interest on the Principal Amount shall accrue at the rate of 10% per annum until such time as the entire Principal Amount and accrued and unpaid interest has been paid in full.  If it shall be found that any interest payable under this Note shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such laws.

Section 4                      Waivers; No Setoff.  The Company hereby waives presentment, demand for payment, notice of dishonor and protest, and all other notices or demands under applicable law in connection with the delivery, acceptance, default or enforcement of this Note.  The payment obligations of the Company under this Note shall not be subject to any set-off, counterclaim, reduction or defense which the Company has or may have against the Holder.

Section 5                      Costs.  If the Holder initiates legal action to enforce rights hereunder, the Holder shall be entitled to be reimbursed by the Company for its reasonable attorneys’ fees and costs related to such enforcement action.

Section 6                      Governing Law.  The validity, construction and interpretation of this Note, and the rights of the Holder and the obligations of the Company hereunder, shall be governed by the substantive laws of the State of New York without regard to the conflict of law rules thereof.

Section 7                      Consent to Jurisdiction and Service of Process.  The Company hereby irrevocably (a) agrees that any suit, action or other proceeding arising out of this Note shall be brought in the United States District Court for the Southern District of New York or in any courts of the State of New York sitting in the borough of Manhattan, (b) consents to the jurisdiction of such courts in any such suit, action or proceeding, (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) agrees that service of process by overnight courier or registered or certified mail, at the address listed in Section 7.6 of the Agreement shall be good and sufficient service of process.  The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Note.

Section 8                      Notices.  All notices, requests, demands and other communications relating to this Note shall be in writing, and sufficient if delivered in the manner and to the addresses set forth in Section 7.6 of the Agreement.

Section 9                      Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

Section 10                                Successors and Assigns.  All covenants and agreements in this Note by the Company shall bind its successors and assigns.

Section 11                                Severability.  In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12                                Modification.  The Company may not amend or modify this Note in any manner without the prior written consent of the Holder.

** Remainder of Page Intentionally Blank, Signature Page Follows **

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year above written.
                          HORIZON FUEL CELL TECHNOLOGIES PTE LTD.

By:  Taras Wankewycz
        Director

By:  Zhijun Gu
        Director, Chief Executive Officer